CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Target Fund’s Service Providers” and “Financial Highlights” in the Combined Proxy Statement/Prospectus included in this Registration Statement (Form N-14) of The Advisors’ Inner Circle Fund III.

We also consent to the references to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated March 31, 2024, and each included in Post-Effective Amendment No. 589 to the Registration Statement (Form N-1A, File No. 333-172080) of Managed Portfolio Series, filed with the Securities and Exchange Commission, and each incorporated by reference into the Combined Proxy Statement/Prospectus and Statement of Additional Information included in this Registration Statement.

We also consent to the incorporation by reference of our report dated January 26, 2024, with respect to the financial statements and financial highlights of Ecofin Global Renewables Infrastructure Fund (one of the funds constituting Managed Portfolio Series) included in the Annual Report to Shareholders (Form N-CSR) for the year ended November 30, 2023, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

August 19, 2024